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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Health Care Property Investors, Inc. for the registration of 22,852,537 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 2006 (except for Note 2 under "Discontinued Operations", Note 18 Segment Disclosures, and Schedule III: Real Estate and Accumulated Depreciation , as to which the date is June 28, 2006), included in the Health Care Property Investors, Inc.'s Current Report (Form 8-K) dated June 29, 2006, with respect to the consolidated financial statements and schedule of Health Care Property Investors, Inc., and of our report dated February 10, 2006 with respect to Health Care Property Investors, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Health Care Property Investors, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Irvine, California
June 28, 2006

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Consent of Independent Registered Public Accounting Firm